ATS Corporation Awarded $11.3 Million Contract with FEC and Provides Financial Performance Guidance

MCLEAN, VA – (BUSINESSWIRE) – February 4, 2009, ATS Corporation (“ATSC” or the “Company”) (OTCBB:ATCT), a leading information technology company that delivers innovative technology solutions to government and commercial organizations, today announced the award of a new, five-year contract with the Federal Election Commission (“FEC”), valued at $11.3 million. Under the terms of the FEC contract, ATSC will provide project management and full lifecycle software development services, leveraging multiple technologies to perform enhancements, maintenance, and new development in support of several mission critical systems for the agency’s Information Technology Division.

These systems are crucial to accomplishing the FEC mission – to administer and enforce the Federal Election Campaign Act (“FECA”) - the statute that governs the financing of federal elections by disclosing campaign finance information, enforcing the provisions of the law such as the limits and prohibitions on contributions, and overseeing the public funding of Presidential elections.

“This contract enables us to broaden our relationship with the FEC that began in 2002 by extending our capabilities across a consolidated IT support services contract.  The FEC has identified several key objectives for 2009 to better equip it to fulfill its entrusted responsibility to administer, enforce, and interpret the federal campaign finance statutes and we are pleased to continue our support to this customer as it implements the tools and technologies necessary to achieve these goals,” said Bob Pick, ATSC Vice President.

Management’s Outlook

Although still finalizing its financial statements for December 31, 2008, the Company is reaffirming its fiscal year 2008 guidance of revenue for the year to be between $129 and $135 million and EBITDA (1) between $11.5 and $13 million.

Based on current trends in the Company’s target markets and economic conditions, ATSC’s 2009 expectations are for total revenues of between $129 to $135 million and EBITDA (1) between $11.5 and $13.0 million.

“While our guidance for the full year of 2009 is the same as our guidance for the full year of 2008, we are encouraged by several positive trends that we believe will offset some of the revenue weaknesses we experienced in 2008,“ said Ed Bersoff, ATSC President and Chief Executive Officer.  “With this new FEC announcement, as well as other business development activities, we anticipate a return in quarter over quarter growth in 2009, unlike the declines we experienced in 2008. Furthermore, we are very pleased in our above industry average EBITDA margins and we expect to continue that trend in 2009. In fact, our ability to operate at attractive EBITDA margins has allowed us to pay down over $11 million in debt in 2008, representing nearly 25% of our total borrowings,“ Bersoff added.

About ATS Corporation

ATSC is a leading provider of software and systems development, systems integration, infrastructure management and outsourcing, information sharing and consulting to the Department of Defense, Federal civilian agencies, public safety and national security customers, as well as commercial enterprises.  Headquartered in McLean, Virginia, the Company has more than 600 employees at 12 locations across the country.

Any statements in this press release about future expectations, plans, and prospects for ATSC, including statements about the estimated value of the contract and work to be performed, and other statements containing the words “estimates,” “believes,” “anticipates,” “plans,” “expects,” “will,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: our dependence on our contracts with federal government agencies for the majority of our revenue, our dependence on our GSA schedule contracts and our position as a prime contractor on government-wide acquisition contracts to grow our business, and other factors discussed in our latest annual report on Form 10-K filed with the Securities and Exchange Commission on March 17, 2008, as amended on March 21, 2008 and April 4, 2008. In addition, the forward-looking statements included in this press release represent our views as of February 4, 2009. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to February 4, 2009.

Additional information about ATSC may be found at www.atsc.com.

Company Contact:
Joann O’Connell
Vice President, Investor Relations
ATS Corporation
(571) 766-2400

Media Contact:
Penny Parker
Corporate Communications Manager
ATS Corporation
(571) 766-2400

(1) EBITDA is a non-GAAP measure that is defined as GAAP net income plus other expense, interest expense, income taxes, and depreciation and amortization.  We have provided EBITDA because we believe it is a commonly used measure of financial performance in comparable companies and is provided to help investors evaluate companies on a consistent basis, as well as to enhance an understanding of our operating results.  EBITDA is not a recognized term under U.S. GAAP and does not purport to be an alternative to net income as a measure of operating performance or the cash flows from operating activities as a measure of liquidity.